Exhibit 32.2

Section 906 Certification

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Tamm Oil and Gas Corp. (the “Company”) on Form 10-Q for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William S. Tighe, Principal Financial Officer, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 10, 2012

By:	/s/ William S. Tighe
Principal Financial Officer

This certification accompanies this Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the registrant for the purposes of §18 of the Securities Exchange Act of 1934, as amended. This certification shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. This certification shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this Report), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by §906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.

TAMM OIL AND GAS

By:	/s/ William S. Tighe
William S. Tighe Principal Financial Officer Date: February 10, 2012

Pursuant the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of Tamm Oil and Gas Corp. and in the capacities and on the dates indicated.

By:	/s/ William S. Tighe
William S. Tighe, Principal Financial Officer